SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

0-30106	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting was held on April 25, 2016. There were 19,604,790 shares outstanding and entitled to vote at the Annual Meeting; of those shares, 17,117,849 were voted in person or by proxy. The following matters were voted upon at the Annual Meeting:

1.	Proposal No. 1, the election of eleven nominees to the Board of Directors to serve as directors until the 2017 Annual Meeting or until their successors have been elected and qualified;

2.	Proposal No. 2, to approve an amendment to the Company’s second amended and restated articles of incorporation to provide for majority voting in unconsented director elections;

3.	Proposal No. 3, an advisory (non-binding) resolution approving executive compensation;

3.	Proposal No. 4, ratification of appointment of Moss Adams LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The following is a summary of the voting results for the matters voted upon by the shareholders at the annual meeting.

Proposal No. 1 – Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Robert A. Ballin	14,167,673	267,099	2,683,077
Roger W. Busse Eric S. Forrest	14,069,630 14,179,034	365,142 255,738	2,683,077 2,683,077
Michael E. Heijer	14,211,912	222,860	2,683,077
Michael D. Holzgang	14,173,744	261,028	2,683,077
Judith A. Johansen	14,197,899	236,873	2,683,077
Donald L. Krahmer Jr.	14,175,552	259,220	2,683,077
Donald G. Montgomery	14,168,127	266,645	2,683,077
Jeffrey D. Pinneo	14,178,704	256,068	2,683,077
John H. Rickman	14,181,756	253,016	2,683,077
Karen Whitman	14,199,274	235,498	2,683,077

Proposal No. 2, amendment to provide for majority voting in unconsented director elections

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,943,963	97,212	393,597	2,683,077

Proposal No. 3 – Advisory (non-binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,296,516	329,728	808,528	2,683,077

Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
16,936,487	144,314	37,048

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2016

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Richard R. Sawyer
Richard R. Sawyer
Executive Vice President Chief Financial Officer

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